UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Westmoreland Coal Company (the "Company") Annual Meeting of Stockholders was held virtually on May 19, 2015. As of the close of business on the record date for the meeting, which was April 14, 2015, there were 17,904,477 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. The final voting results for each of the proposals submitted to a vote of Company stockholders at the Annual Meeting are set forth below.

1.	Proposal for the election of eight directors to the Board of Directors to serve for a one-year term. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Keith E. Alessi	13,895,231	31,233	2,188,824
Terry Bachynski	13,847,275	79,189	2,188,824
Gail E. Hamilton	13,793,531	132,933	2,188,824
Michael G. Hutchinson	13,902,532	23,932	2,188,824
Richard M. Klingaman	13,898,100	28,364	2,188,824
Craig R. Mackus	13,901,732	24,732	2,188,824
Jan B. Packwood	12,913,222	1,013,242	2,188,824
Robert C. Scharp	13,795,188	131,276	2,188,824

2.
Proposal for an advisory vote on executive compensation. The proposal passed on a vote of 13,720,410 in favor, which represented 98.52% of the votes cast on this proposal, 156,534 against, 49,520 abstentions, and 2,188,824 broker non-votes.

3.
Proposal for the ratification of the appointment by the Audit Committee of Ernst & Young LLP as principal independent auditor for fiscal year 2015. The proposal passed on a vote of 16,091,535 in favor, 15,688 against and 8,065 abstentions.

4.
Proposal for the approval of certain amendments to the Company's Certificate of Incorporation. The proposal passed on a vote of 11,624,820 in favor, 2,059,591 against, 242,053 abstentions and 2,188,924 broker non-votes.

5.
Shareholder proposal for the Board of Director's of the Company to adopt a proxy access bylaw. The proposal did not pass on a vote of 4,888,986 in favor, 8,765,664 against, 271,814 abstentions and 2,188,824 broker non-votes.

In light of the stockholder vote in 2011, the Company has determined that it will hold a non-binding advisory vote to approve the Company's compensation of its named executive officers as disclosed in its annual meeting proxy statement (a “say-on-pay vote”) every year until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes, which is required at least every six years and as such the next vote will appear in the 2017 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 21, 2015	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary